UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

PERF-GO GREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141054	20-3079717
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 E. 52nd Street
4th Floor
New York, NY 10022
 (Address of principal executive offices)

(212) 935-3550
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On May 14, 2010, Perf-Go Green Holdings, Inc. (the “Company”) and J-Trend Systems Co., Ltd., a Hong Kong Company with a principal place of business at Room B, 8F, Chong Ming Building, 72 Cheung Sha Wan Rd., KL, Hong Kong (“J-Trend,” and together with the Company, the “Parties”), entered into a memorandum of understanding (the “MOU”) to contribute certain assets and form a joint venture entity known as Perf Plastics LLC, a limited liability company (“JV Entity”). The proposed joint venture agreement (the “Agreement”) will expire upon the successful formation of the JV Entity. The proposed equity ownership grants J-Trend a 60% membership interest and the Company a 40% membership interest.

Under the terms of the MOU, the Company shall contribute to the JV Entity certain pending purchase orders, contracts, agreements, licenses, and intellectual property rights, including but not limited to the website domain www.perfgogreen.com.  J-Trend will contribute all products, assets, and good will of Green Stuff Only, Inc.

The closing of the transaction underlying the Agreement is scheduled for a date on or before 30 days from the execution of the MOU. The negotiation period may be extended by mutual consent of the Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 4, 2010		PERF-GO GREEN HOLDINGS, INC.

	By:	/s/ Michael Caridi
Michael Caridi Chief Operating Officer